Exhibit 99.1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of Atara Biotherapeutics, Inc., and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: May 22, 2024	ADIUMENTUM CAPITAL FUND I LP

By: Adiumentum Capital Fund I GP LLC, its general partner

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Managing Member

Date: May 22, 2024	ADIUMENTUM CAPITAL FUND I GP LLC

	By:	/s/ Gregory A. Ciongoli
		Name:	Gregory A. Ciongoli
		Title:	Managing Member

Date: May 22, 2024	GREGORY A. CIONGOLI

	By:	/s/ Gregory A. Ciongoli
Gregory A. Ciongoli